UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

StarTek, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12793	84-1370538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Carrara Place

4th Floor Suite 485

6200 South Syracuse Way

Greenwood Village, Colorado 80111

 (Address of Principal Executive Offices) (Zip Code)

(303) 262-4500

 (Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 17, 2020, StarTek, Inc. (the “Company”) entered into a Receivables Sale and Contribution Agreement with StarTek USA, Inc., a wholly-owned subsidiary of the Company, and StarTek Receivables Funding, LLC (the “SPE”), a newly-formed special purpose entity that is a wholly-owned subsidiary of StarTek USA, Inc., pursuant to which the Company and StarTek USA, Inc. will sell or contribute to the SPE trade receivables originated by the Company and StarTek USA, Inc. On April 17, 2020, the Company also entered into a Receivables Purchase Agreement with the SPE and Regions Bank (“Purchaser”), pursuant to which the SPE will sell trade receivables received from StarTek, Inc. and StarTek USA, Inc. to Purchaser, and the Company will service receivables on behalf of the SPE and Purchaser.

Under the securitization transaction described above, the SPE will be paid a discounted purchase price for each receivable sold. The discount rate used to determine the purchase price for the receivables is based upon LIBOR plus a margin of 1.60% per annum. The Purchaser’s investment in receivables can be up to $35 million. The securitization provides for a non-usage fee of 0.40% per annum. The securitization transaction described above is non-recourse to the Company and StarTek USA, Inc. Under the terms of the agreements governing such securitization transaction, as long as the receivables are qualifying receivables and there are no breaches of any representations and warranties relating to such receivables, then the Company and StarTek USA, Inc. do not retain any rights and have no obligations with respect to the sold receivables.

The scheduled termination date for the securitization is April 17, 2023. The SPE may terminate the securitization early upon five business days’ notice. The terms of the securitization include customary representations and warranties, customary affirmative and negative covenants, and customary events of termination events. Upon the occurrence of an event of termination, Purchaser, among other remedies, may terminate the securitization.

Item 1.02	Termination of a Material Definitive Agreement

On April 17, 2020, the Company used proceeds from the securitization to prepay and terminate the credit facility made available to it under the Credit Agreement dated as of April 29, 2015 among the Company, StarTek Health Services, Inc., StarTek USA, Inc., Collection Center, Inc. and BMO Harris Bank, N.A., as administrative agent and lender, as previously amended.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1

Receivables Sale and Contribution Agreement dated as of April 17, 2020 among StarTek, Inc. and StarTek USA, Inc., as Originators, StarTek, Inc., as Master Servicer and StarTek Receivables Funding, LLC, as Buyer

10.2	Receivables Purchase Agreement dated as of April 17, 2020 among StarTek Receivables Funding, LLC, as Seller, Regions Bank, as Purchaser and StarTek, Inc., as Initial Master Servicer
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTEK, INC.

Date: April 22, 2020	By:	/s/ Ramesh Kamath
Ramesh Kamath
Chief Financial Officer